:99190374-1
 :99190374-1
         AMENDMENT TO BOLLGARD GENE LICENSE AND SEED SERVICES AGREEMENT
                               OF FEBRUARY 2, 1996



D&M Partners, a Delaware general partnership , Delta and Pine Land Company, a Delaware corporation, and Monsanto Company, a Delaware corporation are parties to a certain Bollgard(TM) Gene License and Seed Services Agreement dated February 2, 1996, as amended December 8, 1999, and January 2, 2000 (hereinafter referred to as the "Agreement").

All capitalized terms, not otherwise defined in this Amendment, shall have the meanings defined in the Agreement.

The parties agree to amend the Agreement as follows:

1. Delete Section 2.1.1 in its entirety and substitute the following new Section 2.1.1:

          "2.1.1 The term "AGRONOMIC CRITERIA" means those certain standards for the agronomic and fiber characteristics of cotton plants set forth in Exhibit G, which may be reasonably amended from time to time by mutual written agreement of MONSANTO and D&PL, provided that in the event that either MONSANTO or D&PL gives written notice of a proposed modification to the AGRONOMIC CRITERIA, the parties shall negotiate in good faith concerning the proposed modification and shall not unreasonably withhold agreement to the proposed modification. In no instance will MONSANTO impose any higher standard for LICENSED COMMERCIAL SEED than that required by MONSANTO for seed sold by other licensees or by MONSANTO or any of its SUBSIDIARIES containing the same GENE(S)."

2. Delete Section 2.1.8 in its entirety and substitute the following new Section 2.1.8:

          "2.1.8 The term "COMMERCIAL INSECT RESISTANCE" means the property of cotton plants not to sustain economic significant damage as evidenced by meeting GENE EQUIVALENCY."

3. Delete  Section  2.1.17 in its  entirety and  substitute  the  following  new
Section 2.1.17:

          "2.1.17 The term "D&PL" means Delta and Pine Land Company, a company incorporated in the State of Delaware, having offices at One Cotton Row, Scott, Mississippi 38772, and any of its divisions and wholly owned SUBSIDIARIES."

4. Delete  Section  2.1.55 in its  entirety and  substitute  the  following  new
Section 2.1.55:

          "2.1.55 The term "Subsidiary" or "SUBSIDIARIES" mean any company(ies), or other legal entities, in which more than fifty percent (50%) of the voting stock (or other forms of equity ownership with the power to nominate more than half of the directors, or the power otherwise to determine the policy of a company or organization) of which is owned, directly or indirectly, by a party hereto."

5. Insert new Section 2.1.61 as follows:

          "2.1.61 The term "GENE EQUIVALENCY" means the minimum standard of performance for B.t. TOXIN protein expression set forth in Exhibit F as measured by the test protocols set forth in Exhibit F. GENE EQUIVALENCY may be reasonably amended from time to time by MONSANTO by notice to D&PL, provided that any amendments to GENE EQUIVALENCY may not discriminate in any way against seed containing NON-MONSANTO COTTON GENE(S). For example, MONSANTO shall not apply any different performance standards or test protocols to seed containing NON-MONSANTO COTTON GENE(S). In no instance will MONSANTO impose any higher standard for LICENSED COMMERCIAL SEED than that required by MONSANTO for seed sold by other licensees or by MONSANTO or any of its SUBSIDIARIES containing the same GENE(S)."

6. Delete Section 4.1 in its entirety and substitute the following new Section 4.1:

          "4.1 DEVELOPMENT PLAN:
           -------------------------

          (a) MONSANTO shall cooperate with D&PL in the development activities outlined in the DEVELOPMENT PLAN.

          (b) D&PL shall not offer for COMMERCIAL SALE or make COMMERCIAL SALES of LICENSED COMMERCIAL SEED of any particular DELTAPINE B.t. CULTIVAR unless D&PL has complied with the requirements as set forth in Exhibits F, G, and H, and MONSANTO has approved such COMMERCIAL SALES in writing. Subject to Section 4.3(d), MONSANTO's approval for COMMERCIAL SALE of particular DELTAPINE B.t. CULTIVARS may be withheld if D&PL does not demonstrate that those requirements have been met, but shall not otherwise be withheld. MONSANTO shall notify D&PL in writing of its decision on approval of a particular DELTAPINE B.t. CULTIVAR within thirty (30) days after D&PL submits a written request for approval of that DELTAPINE B. t. CULTIVAR with the supporting data for which D&PL is responsible. If MONSANTO does not notify D&PL in writing of its decision on approval within such thirty (30) period, MONSANTO shall be deemed to have approved the subject DELTAPINE B.t. CULTIVAR for COMERCIAL SALE.

          (c) If in MONSANTO's reasonable business judgment, COMMERCIAL SALES of a particular DELTAPINE B.t. CULTIVAR may result in product complaints which may cause MONSANTO to be liable for significant compensation to growers due to an identifiable product quality or identifiable product performance issue, and MONSANTO gives such notice of same to D&PL not later than November 1 of any year and D&PL makes sales in THE TERRITORY of LICENSED COMMERCIAL SEED of such DELTAPINE B.t. CULTIVAR in subsequent years without prior notice (given by labels on the containers of LICENSED COMMERCIAL SEED or by other forms of notice selected by D&PL and approved by MONSANTO, whose approval will not be unreasonably withheld or delayed) to growers who subsequently purchase LICENSED COMMERCIAL SEED of such DELTAPINE B.t. CULTIVAR of the observation of the identifiable product quality or identifiable product performance issue set forth in MONSANTO's notice, then notwithstanding any other provision of this Agreement, MONSANTO shall have no liability to D&PL for any third party claims based on the identifiable product quality or identifiable product performance issue set forth in MONSANTO's notice with respect to LICENSED COMMERCIAL SEED of that DELTAPINE B.t. CULTIVAR so sold and D&PL shall indemnify and hold MONSANTO harmless from any third party claims based on the identifiable product quality or identifiable product performance issue set forth in MONSANTO's notice with respect to LICENSED COMMERCIAL SEED of that DELTAPINE B.t. CULTIVAR so sold. MONSANTO shall apply this provision with respect to all notices to licensees of the subject GENE(S) in THE TERRITORY, regarding identifiable product quality or identifiable product performance issues in a substantially equal manner."

7. Delete Section 11.2 in its entirety and substitute the following new Section 11.2.

          "11.2 D&PL Warranty: D&PL hereby warrants and represents that D&PL shall not sell, without the written approval of MONSANTO, LICENSED COMMERCIAL SEED of DELTAPINE B.t. CULTIVARS that fails to meet the purity standard for the respective GENE as set forth in Exhibit H. D&PL shall keep lot samples of all LICENSED COMMERCIAL SEED sold by D&PL following the protocol and for the period of time set forth in
          Exhibit I."

8. In Section 13.2, substitute the term "Exhibit H" for the term "Section 3.2 of the DEVELOPMENT PLAN."

9. In Section 15.13, substitute the name of Mr. W. Randy Deaton in the address for notices to MONSANTO.

10. Amend the DEVELOPMENT PLAN, attached to the Agreement as Exhibit C, as follows:

          A. Delete Section 2.3(c) of the DEVELOPMENT PLAN in its entirety and substitute new Section 2.3(c) as follows:

          "Specific Activities:

          Prior to release of a cultivar developed as provided in Sections 2.1 and 2.2 for COMMERCIAL SALE, such cultivar shall be evaluated by MONSANTO for COMMERCIAL LEPIDOPTERAN RESISTANCE and by D&PL for its agronomic and commercial performance according to procedures of Exhibits F and G respectively. D&PL shall provide seed to MONSANTO for the purpose of conducting the evaluations described in Exhibit F.

          MONSANTO reserves the right not to approve for COMMERCIAL SALE any DELTAPINE B.t. cultivar if it does not meet the standards set forth in Exhibits F and G."

          B. Delete Section 3 of the DEVELOPMENT PLAN in its entirety and substitute new Section 3 as follows:

          "Quality Assurance Criteria

          D&PL is responsible for purity of LICENSED COMMERCIAL SEED. D&PL will not make COMMERCIAL SALES of LICENSED COMMERCIAL Seed containing LEPIDOPTERAN-ACTIVE GENES unless such seed has been developed and multiplied under the standards and procedures set forth in Exhibit H and samples of seed of LICENSED COMMERCIAL SEED have been maintained according to the provisions of Exhibit I."

11. Add New Exhibits F, G, H, and I which are attached hereto.

12. In Section 4.2 and in the Development Plan, Section 1.4, substitute "December 31" for "October 31."

All other terms and conditions of the Agreement remain the same.


D&M PARTNERS                                DELTA AND PINE LAND COMPANY

By    /s/ R. D. Greene                      By    /s/ R. D. Greene
      ----------------                            ----------------

Title  Alternate Agent                      Title  V.P. Finance & Treasurer
       ---------------                             ------------------------

Date  3/21/03                                        Date  3/21/03
      -------                                              -------

MONSANTO COMPANY


By  /s/ W. Randy Deaton
    -------------------
Title Cotton Strategy Lead

Date  26 March 2003

                                    EXHIBIT H

                     BOLLGARD(R) QUALITY ASSURANCE CRITERIA

All multiplications of LICENSED COMMERCIAL SEED must meet the genetic purity standards set forth in this Exhibit H and comply with all applicable seed laws of THE TERRITORY. Breeder seed lots will be sampled and tested for verification of the presence of the intended event(s) and the absence of unintended events using MONSANTO approved assays, laboratories and tolerances. The term
"unintended event" shall mean DNA molecules, vector, or constructs (or replicates thereof) not naturally occurring in cotton and not intended to be present in the variety according to the bag label. Current standards are:

          (a) At least 98% of the seed in a lot of commercial seed will contain GENE intended to be there. For clarity, LICENSED COMMERCIAL SEED which is intended to contain more than one GENE may only be sold if the testing indicates that each GENE is present in 98% of the seed. Every seed lot (one seed lot shall not exceed 2,000 UNITS of seed) of LICENSED COMMERCIAL SEED must have a sample taken and stored using the procedures of Exhibit I, and the presence of the MONSANTO LEPIDOPTERAN-ACTIVE GENE verified. Verification shall be conducted by an independent seed testing laboratory approved by MONSANTO or D&PL's testing laboratory. All testing shall be conducted using procedures supplied or approved by MONSANTO in writing. MONSANTO reserves the right to do DNA verification on any lot, including the retained samples.

          (b) Adventitious amounts of commercially approved, unintended gene(s) are allowed in commercial lots of seed. It is D&PL'S responsibility to define acceptable adventitious amounts based on knowledge of the industry and compliance with applicable laws. "Commercially approved" means accepted by all applicable governmental agencies for unrestricted sale in THE TERRITORY.

          (c) Breeder or pre-breeder seed lots will be tested for non-approved genes at a 0.1% threshold at a 95% confidence level. History and knowledge of the presence of potential non-approved genes in D&PL'S research program and seed production fields will determine which seed lots are tested for which traits. The testing program and breeding history will be documented by D&PL. Seed lots testing positive for a non-approved gene will not be sold and MONSANTO will be notified in writing. If the non-approved gene is a MONSANTO-produced gene, the identity of the gene and event will be included in the notification. "Non-approved" means not accepted by all applicable governmental agencies for unrestricted sale in THE TERRITORY.


All cost associated with the quality program shall be borne by D&PL. MONSANTO reserves the right to appoint a qualified third party, reasonably acceptable to D&PL, to conduct a confidential audit of D&PL's quality assurance activities to assure trait purity is maintained. The third party auditor may not disclose D&PL's methods for quality assurance but shall report to MONSANTO whether D&PL is in compliance with the requirements of this Exhibit I and how they are not in compliance. D&PL shall maintain all testing records for each lot of LICENSED COMMERCIAL SEED for three years after sale of such LICENSED COMMERCIAL SEED. All test results, inspection records and other quality assurance or quality control documentation shall be reasonably available upon request to the third party thus appointed by MONSANTO. The auditor shall have a right to take and test subsamples from the samples retained by D&PL.

                                    EXHIBIT I
       PROCEDURE FOR ARCHIVING/STORAGE OF SAMPLES OF SEED LOTS - BOLLGARD

          1.1(a) Purpose.

The protocol focuses on the collection, storage and security of file samples representing processed lots of LICENSED COMMERCIAL SEED. Storage of said samples is to satisfy applicable legal requirements, for the development of historical data, and for confirmation and evaluation in the event of customer inquiries and legal claims and to confirm MONSANTO'S and D&PL'S legal rights and/or obligations under the License Agreement.

          1.1(b) Responsibility.

(1) D&PL'S Quality Assurance Department will obtain a representative sample from every finished seed lot during the conditioning process. The sample will be taken by the automatic sampling device at the bagging station (or probed by hand, whichever is appropriate) and divided into representative portions as per the Association of Official Seed Analysts Rules for Testing Seeds. The portion for storage will weigh approximately 1.5 pounds.

(2) These samples will be labeled with lot number, variety, class, year grown, date, and number of bags per lot, then immediately sealed in a 4-mil linear low density polyethylene bag that is laminated with saran-coated 48 gauge polyester or comparable container, to provide a good moisture barrier.

(3) In order to preserve seed quality, samples will be stored in either air-conditioned storage, or in dry, arid environments so that seed quality is reasonably preserved for testing purposes.

(4) Access to these samples will be restricted to authorized D&PL personnel, and will be kept in a physically secure location.

(5) In order to safeguard samples from natural and other disasters, a portion (approximately 0.5 pounds) of every retained sample will be kept in another location.

(6) These samples will be stored for a period of three (3) years after the last sale of seed from the lot. If, prior to expiration of this period, claims or other legal proceedings have been commenced which involve the specific lot, the sample will be retained until a matter is finally concluded.


MONSANTO reserves the right to appoint a qualified third party, reasonably acceptable to D&PL, to conduct a confidential audit of D&PL's quality assurance activities to assure trait purity is maintained. The third party auditor may not disclose D&PL's methods for quality assurance but shall report to MONSANTO whether D&PL is in compliance with the requirements of this Exhibit I and how they are not in compliance.

..

                                    EXHIBIT F

                      Bollgard(R) Gene Equivalency Protocol


Primary Purpose: To ensure that DELTAPINE B.t. CULTIVARS meet a minimum standard of performance for B.t. TOXIN protein expression prior to any COMMERCIAL SALE of such cultivars in THE TERRITORY.

MONSANTO will collect seed from D&PL and conduct protein expression studies across diverse environments to evaluate the expression of B.t. TOXIN in candidate varieties. D&PL will notify MONSANTO in writing of all DELTAPINE B.t. CULTIVAR entries for inclusion in Bollgard Gene Equivalency trials. Seed will be delivered to the appropriate MONSANTO contact by April 25. Five (5) pounds of each candidate variety shall be supplied unless a reduced amount is agreed to by MONSANTO due to limited supply.

Candidate varieties will be evaluated on the following standard:

          (a) Combined site data. A variety will be considered essentially equivalent to the control if the mean toxin activity in the plant part(s) analyzed does not fall below 10 mg/g dry wgt (or, if it does, it may not be statistically different (95% confidence) from the minimum standard variety (Coker 312/531) for more than two consecutive sampling times).

          (b) Individual site data. Within each site, for each plant part analyzed, the mean seasonal toxin activity may not fall below 10 mg/g dry wgt. (or if it does, it may not differ significantly from the standard variety).

          (c) Standards for SUBSEQUENT MONSANTO LEPIDOPTERAN-ACTIVE GENES will be established and communicated at the appropriate time.

The cost for inclusion in these trials is $3,000 per entry per year. D&PL will make payment to MONSANTO before December 31 of the year of the trials for all entries in the trials.

Each DELTAPINE B.t. CULTIVAR containing the GENE must be tested for GENE EQUIVALENCY for one (1) year. Each DELTAPINE B.t. CULTIVAR containing a SUBSEQUENT MONSANTO LEPIDOPTERAN-ACTIVE GENES must be tested for GENE EQUIVALENCY in each of two (2) years.

Commercial seed production and commercial agronomic testing may be started after a variety passes one year of GENE EQUIVALENCY trials if approval is obtained from MONSANTO is writing, which shall not be unreasonably withheld. Commercial agronomic testing in that second year shall not exceed whichever is smaller:
10,000 acres or one-half percent of the expected market area.

                                    EXHIBIT G

                 AGRONOMIC CRITERIA TRIALS - BOLLGARD(R) COTTON

Agronomic performance and suitability of each DELTAPINE B.t. CULTIVAR is the responsibility of D&PL. A new DELTAPINE B.t. CULTIVAR (hereinafter "new variety") may be approved for commercial release in THE TERRITORY if D&PL confirms in writing to MONSANTO that the new variety has been tested for agronomic and commercial acceptability as to yield, fiber quality and disease resistance and, based on such testing, has been found acceptable for commercial release. D&PL will conduct at least four (4) agronomic trials in THE TERRITORY in each of two (2) years to determine acceptability. Data from these and other trials considered relevant by D&PL will be analyzed by D&PL and used to determine suitability of the variety for commercial sale.